Execution Copy
EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 2, 2006, by and between HydroGen Corporation, a Nevada corporation (the “Company”), and CD Investment Partners, Ltd., a Cayman Islands company (the “Purchaser”).

RECITALS

A. The Company and the Purchaser are executing and delivering this agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) 200,000 shares (the “Shares”) of the Common Stock, par value $0.001 per share (the “Common Stock”), of the Company and (ii) a warrant, in the form attached hereto as Exhibit A (the “Warrant”), to acquire up to 50,000 additional shares of Common Stock (the shares of Common Stock issuable to the Purchaser upon exercise of or otherwise pursuant to the Warrant, collectively, the “Warrant Shares”).

C. The Shares, the Warrant and the Warrant Shares issued to the Purchaser pursuant to this Agreement are collectively referred to herein as the “Securities”.

D. The Company has engaged Piper Jaffray & Co. as its placement agent (the “Placement Agent”) for the offering of the Securities on a “best efforts” basis.

E. Contemporaneous with the sale of the Shares and the Warrant, the parties hereto will enter into a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights under the Securities Act and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“Cash Placement Agent Fee” means the cash fee to be paid to the Placement Agent for services rendered to the Company in connection with the offering of the Securities.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Graubard Miller.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

   “Company’s Knowledge” means with respect to any statement made to the knowledge of a party, that the statement is based upon the actual knowledge of the officers of such party having responsibility for the matter or matters that are the subject of the statement, after due inquiry and investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the Commission under the terms of the Registration Rights Agreement.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Evaluation Date” has the meaning set forth in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.7(b).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.7(a).

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) any material adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document.

“Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-B.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means May 12, 2006.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.7(a).

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Registrable Securities (as defined in the Registration Rights Agreement).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subscription Amount” means, with respect to the Purchaser, the Subscription Amount indicated on the Purchaser’s signature page to this Agreement.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Affiliate” has the meaning set forth in Section 3.2(h).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its primary Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrant, the Registration Rights Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, Inc., or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Warrant” has the meaning set forth in the Preamble to this Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, such number of shares of Common Stock and the Warrant to purchase a number of Warrant Shares, each as indicated below the Purchaser’s name on the signature page of this Agreement, for an aggregate purchase price for the Purchaser as indicated below the Purchaser’s name on the signature page of this Agreement. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Purchaser, the Company shall deliver to Lowenstein Sandler PC (“Placement Agent Counsel”), in trust, a certificate or certificates, registered in such name or names as the Purchaser may designate, representing the Shares and Warrant, with instructions that such certificates are to be held for release to the Purchaser only upon payment in full of the Purchase Price to the Company by the Purchaser. Upon such receipt by Placement Agent Counsel of the certificates, the Purchaser shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the purchase price for such Purchaser as indicated below the Purchaser’s name on the signature page of this Agreement. On the date (the “Closing Date”) the Company receives the Purchase Price, the certificates evidencing the Shares and Warrants shall be released to the Purchaser (the “Closing”). The Closing of the purchase and sale of the Shares and Warrant shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Purchaser shall mutually agree.

2.2 Closing Deliveries.   (a) At the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i) This Agreement, duly executed by the Company;

(ii) One or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the Shares, registered in the name of the Purchaser;

(iii) the Warrant, executed by the Company and registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to acquire up to 50,000 Warrant Shares on the terms set forth therein;

(iv) a legal opinion of Company Counsel, in the form attached hereto as Exhibit D, executed by such counsel and addressed to the Purchaser;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) duly executed Transfer Agent Instructions acknowledged in writing by the Transfer Agent; and

(vii) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the articles of incorporation, as amended, and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) This Agreement, duly executed by the Purchaser;

(ii) The Subscription Amount, in United States dollars and in immediately available funds;

(iii) the Registration Rights Agreement, duly executed by the Purchaser;

(iv) a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement; and

(v) a fully completed and duly executed Accredited Investor Questionnaire and Stock Certificate Questionnaire in the forms attached hereto as Exhibits C-1 and C-2 respectively.

(c) Allocation. The portion of the Subscription Amount attributable to the Shares is $4.925 per share and the portion of the Subscription Amount attributable to each full Warrant to purchase Shares of Common Stock is $0.30 per Warrant.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth in the Schedules delivered herewith:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Warrant and the subsequent issuance of the Warrant Shares upon exercise of the Warrant) have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Except as set forth on Schedule 3.1(c), there are no stockholders agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to each applicable Trading Market for the issuance and sale of the Shares and the Warrant and the listing of the Shares and the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 and (vi) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities. The Shares and the Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchaser, the Shares and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrant.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in Schedule 3.1(g), there are no outstanding options, warrants or scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company’s capital stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company, or options, securities or rights convertible or exchangeable into shares of capital stock of the Company. Except for customary adjustments as a result of stock dividends, stock splits, combination of shares, reorganizations, recapitalizations, reclassifications or other similar events, or as disclosed in Schedule 3.1(g) or any Schedule 13D or Schedule 13G or Company report on file with the Commission, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not, result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof since July 8, 2005 (the foregoing materials being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of the date hereof, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents) that requires the filing of a Form 8-K after the Closing. As of their respective dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

(j) Tax Matters. Each of the Company and its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or Schedule 3.1(k), (i) there have been no events, occurrences or developments that have had or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock and pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any contract under which the Company, any subsidiary thereof, or any of their assets is bound or subject. The Company does not have pending before the Commission any request for confidential treatment of information.

(l) Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge (based solely on officer and director questionnaires requested and obtained by the Company in connection with this offering), any current director or officer thereof (in his or her capacity thereof), is or has been during the five-year period prior to the Closing Date the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s Knowledge (based solely on officer and director questionnaires requested and obtained by the Company in connection with this offering) any current or former director or officer of the Company (in his or her capacity as such). Since July 8, 2005, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.

(n) Employment Matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.

(o) Compliance. Neither the Company nor any Subsidiary, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is or has been in violation of, or, to the Company’s Knowledge, is in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company.

(p) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and could not reasonably be expected to result in a Material Adverse Effect, and, to the Company’s Knowledge, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(q) Title to Assets. Except for property that is specifically the subject of, and covered by, other representations and warranties as to ownership or title contained herein, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for and material to the conduct of their respective businesses as now conducted. Except as set forth in the SEC Reports and except where such violations or infringements would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company and/or any of its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(s) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will be unable to renew its existing insurance coverage for the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports made on or prior to the date hereof, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-B promulgated under the Securities Act.

(u) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the applicable provisions of the Sarbanes-Oxley Act of 2002. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the most recent periodic reporting period under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except with respect to the remediation of the material weakness in internal control over financial reporting and the ineffectiveness of disclosure controls and procedures as described in the SEC Filings, there have been no significant changes in the Company's internal controls over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls over financial reporting.

(w) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than Piper Jaffray & Co. as placement agent with respect to the offer and sale of the Securities (which placement agent fees are being paid by the Company).

(x) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchaser using Form SB-2 promulgated under the Securities Act. Except as specified in Schedule 3.1(x), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.

(y) No Directed Selling Efforts or General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(z) No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, at any time within the past six months made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.

(aa) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specified in the SEC Reports, the Company has not, since July 8, 2005, received written notice from any Trading Market on which the Common Stock has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. To the Company’s Knowledge, the Company is in compliance in all material respects with the requirements for continued trading of the Common Stock on the Trading Market on which the Common Stock is currently quoted.

(bb) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc) Questionable Payments. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds; (c) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(dd) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchaser's ownership of the Securities.

(ee) Disclosure. The Company confirms that it and its officers and directors have not provided, and it has not authorized the Placement Agent to provide, the Purchaser with any information that constitutes or might constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by the Company or authorized by the Company and furnished by the Placement Agent on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company nor any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions.

(ff) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(gg) Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents. The Company intends to account for the gross proceeds raised from the financing which is the subject of this Agreement as equity in its financial statements.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action. Each of this Agreement and the Registration Rights Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon exercise of the Warrant will acquire the Warrant Shares issuable upon exercise thereof, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities or Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement, plan or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrant it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Access to Information. The Purchaser acknowledges that it reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(g) Residency. The Purchaser has its primary residence in the jurisdiction set forth following its name on the first page of this Agreement.

(h) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the earlier to occur of (1) the time that the Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding an investment in the Company and (2) the tenth (10th) day prior to the date of this Agreement, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities, or (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6 or (ii) this Agreement is terminated in full pursuant to Section 6.18. The Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Except in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, the Purchaser will not engage in any Short Sales that result in the disposition of the Securities (including the Warrant Shares) acquired hereunder by the Purchaser.

(i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of the business and/or legal counsel of any third party purchaser of the Company’s securities in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. The Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and the Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that the Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 (a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the securities may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, pursuant to Rule 144(k) or in connection with a pledge as contemplated in Section 4.1(b), except as otherwise provided herein, the transferor will provide to the Company, at its request, an opinion of counsel selected by the transferor, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Company and its legal counsel, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by the Purchaser to an Affiliate of the Purchaser, provided that the transferee agrees to the terms and conditions of the Securities, certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b) Legends. Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in some or all of the legended Securities, in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge but Purchaser’s transferee shall promptly notify the Company of the pledge. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party. The Company’s indemnification obligations pursuant to this Agreement shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(b).

(c) Removal of Legends. Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible for sale under Rule 144(k) (to the extent that the Purchaser provides a certification or legal opinion to the Company to that effect), or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). The Company shall cause its counsel to issue the legal opinion referred to in the Transfer Agent Instructions to the Company’s transfer agent on the Effective Date. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If any portion of the Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144(k), then such Warrant Shares shall be issued free of all legends. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent (with notice to the Company) of (i) a legended certificate representing such Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) an Exercise Notice in the manner stated in the Warrant to affect the exercise of the Warrant in accordance with its terms and an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

(d) Acknowledgement. The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell the Shares, the Warrant Shares or any interest therein without complying with the requirements of the Securities Act. While the above-referenced registration statement remains effective, the Purchaser hereunder may sell the shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements. To provide further assurance in connection with de-legending, the Purchaser hereunder commits that it will continue to hold the shares in its own name, and not in the name of a nominee, until such time as the shares are duly and properly sold in compliance with all relevant securities laws. Both the Company and its transfer agent, and their respective directors, officers, employees and agents, may rely on this subsection (d) and the Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.

(e) Buy-In. If within three (3) Trading Days after the Company’s receipt of a legended certificate representing such Securities (the “Delivery Date”), the Company shall fail to issue and deliver to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Purchaser’s request and in the Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock that the Company was required to deliver to the Purchaser on the Delivery Date, times (b) the closing bid price of the Common Stock on the Delivery Date.

4.2 Reservation of Common Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.3 Furnishing of Information. As long as the Purchaser owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4 No Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Subsequent Registrations. Other than pursuant to the Registration Statement and those certain Registration Rights Agreements between the Company and certain investors party thereto, dated July 8, 2005, the Company shall not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.6 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York City time) on the Trading Day immediately following the execution of this Agreement and by 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the material terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the Transaction Documents), and on the Trading Day following the Closing Date, the Company will file an additional Current Report on Form 8-K to disclose the Closing. Thereafter, the Company shall timely file any filings and notices required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations.

4.7 Indemnification.

(a) Indemnification of Purchaser. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, members, managers, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. If and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such losses permissible under applicable law.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.7(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditions, but if settled without such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.8 Non-Public Information. The Company covenants and agrees that it and its officers and directors have not provided, and it has not authorized the Placement Agent to provide the Purchaser with any information that the Company believes constitutes material non-public information (other than the contemplated Transaction Documents and the transactions contemplated thereby), unless prior thereto the Purchaser shall have consented to the receipt thereof and executed a written agreement regarding the confidentiality and use of such information. Notwithstanding the foregoing, if the Company provides (inadvertently or otherwise) material non-public information to the Purchaser, other than in accordance with the immediately preceding sentence, the Company shall promptly take corrective action by disclosing such material non-public information in a Current Report on Form 8-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations and covenants in effecting transactions in securities of the Company.

4.9 Listing of Securities. If the Company applies to have its Common Stock or other securities listed on any Trading Market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause the Shares and the Warrant Shares to be listed on such Trading Market as promptly as practicable. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on a Trading Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations applicable to issuers whose securities are listed on such Trading Market.

4.10 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding Action.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Securities. The obligation of the Purchaser to acquire Securities at the Closing is subject to the fulfillment to the Purchase’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except to the extent that any such representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect;

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(f) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(h) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (c), (d) and (f); and

(i) Termination. This Agreement shall not have been terminated in accordance with Section 6.18 herein.

(j) Contemporaneous Offering. Simultaneously with or prior to the Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $24,775,000. Such Securities shall be sold on, and have, such terms as the Company shall determine in its sole discretion.

5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date;

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Purchaser Deliverables. The Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b); and

(e) Termination. This Agreement shall not have been terminated in accordance with Section 6.18 herein.

(f) Contemporaneous Offering. Simultaneously with or prior to the Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $24,775,000. Such Securities shall be sold on, and have, such terms as the Company shall determine in its sole discretion.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities.

6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:       HydroGen Corporation
10 East 40th Street
Room 3405
New York, New York 10016
Telephone No.: (212) 672-0380
Facsimile No.: (212) 672-0393
Attention: Chief Executive Officer

With a copy to:            Graubard Miller
The Chrysler Building
405 Lexington Avenue
19th Floor
New York, New York 10174-1901
Telephone No.: 212-818-8614
Facsimile No.: (212) 818-8881
Attention: Andrew Hudders, Esq.

If to the Purchaser:      CD Investment Partners, Ltd.
                       Two North Riverside Plaza
                Suite 600
Chicago, Illinois 60606
Telephone No.: (312) 466-3226
Facsimile No: (312) 559-1288
Attention: Investment Manager

        With a copy to:       Greenberg Traurig
                      77 W. Wacker Drive, Suite 2500
                         Chicago, IL 60601
                         Tel: (312) 456-8400
                      Fax: (312) 456-8435
 Attn: Peter H. Lieberman
Todd A. Mazur

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with this agreement and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchaser”.

6.7  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) each Purchaser Party is an intended third party beneficiary of Section 4.7, and (ii) Placement Agent is an intended third party beneficiary of Article III hereof, and each Purchaser Party or the Placement Agent, as the case may be, may enforce the provisions of such Sections directly against the parties with obligations thereunder.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.17 Independent Nature of Purchaser's Obligations and Rights. The obligations of the Purchaser under any Transaction Document are several and not joint with the obligations of any third party purchaser of the Company’s securities, and the Purchaser shall not be responsible in any way for the performance of the obligations of any third party purchaser of the Company’s securities. The decision of the Purchaser to purchase Securities pursuant to the Transaction Documents has been made by the Purchaser independently of any third party purchaser of the Company’s securities and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any third party purchaser of the Company’s securities or by any agent or employee of any third party purchaser of the Company’s securities, and neither the Purchaser nor any of its agents or employees shall have any liability to any third party purchaser of the Company’s securities (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by the Purchaser pursuant thereto, shall be deemed to constitute the Purchaser and any third party purchaser of the Company’s securities as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Purchaser and any such third party purchaser of the Company’s securities are in any way acting in concert or as a group with respect to any matters. The Purchaser acknowledges that no third party purchaser of the Company’s securities has acted as agent for the Purchaser in connection with making its investment hereunder and that no third party purchaser of the Company’s securities will be acting as agent of the Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any third party purchaser of the Company’s securities to be joined as an additional party in any proceeding for such purpose. To the extent that any such third party purchasers purchase the same or similar securities as the Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchaser, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Purchaser or any such third party purchaser. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Transaction Documents include only the transaction between the Company and the Purchaser and do not include any other transaction between the Company and any other third party purchaser of the Company’s securities.

6.18 Termination. This Agreement may be terminated and the sale and purchase of the Shares and the Warrant abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m. (New York City time) on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other party.

6.19 Delivery of Securities. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, unless otherwise directed in writing by the Purchaser, the Company shall, and shall cause its agents and representatives to, deliver all of the Purchaser's securities purchased pursuant to this Agreement (and all securities which are issuable to the Purchaser pursuant to the terms of this Agreement or any other agreement or instrument entered into, or delivered, in connection with execution of this Agreement or the consummation of the transaction contemplated hereby) to Goldman, Sachs & Co., One New York Plaza, New York, NY 10004, Attention: Justin Freedland, and copies of the certificates representing such securities shall be sent to the Purchaser in accordance with Section 6.3 of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HYDROGEN CORPORATION

By:_______________________________________

Name:

Title:

CD INVESTMENT PARTNERS, LTD.

By: CD Capital Management, LLC

Its: Investment Manager

By:_______________________________________

Name:

Title:

Purchase Price (Subscription Amount): $

Number of Shares to be acquired: ______________________

Underlying Shares subject to Warrant: ________________

(25.0% of the number of Shares to be acquired)

Tax ID No.: ____________________

Address for Notice:

__________________________________
                                                                 __________________________________
                        __________________________________
                        Telephone No.: ______________________
                                 Facsimile No.: ________________________
                      Attention: _______________________

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ______________________

EXHIBITS:

A:  Form of Warrant

B:  Form of Registration Rights Agreement

C-1:  Accredited Investor Questionnaire

C-2: Stock Certificate Questionnaire

D:  Form of Opinion of Company Counsel

E:  Transfer Agent Instructions

F:  Instruction Sheet

G: Wire Instructions

SCHEDULES:

3.1(a) Subsidiaries

3.1(c) Authorization; Enforcement

3.1(g) Capitalization

3.1(k) Material Changes

3.1(q) Title to Assets

3.1(x) Registration Rights

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Registration Rights Agreement

EXHIBIT C-1

Accredited Investor Questionnaire

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a)  The Purchaser has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

(b) Indicate the form of entity of the undersigned:

__  Limited Partnership
__  General Partnership
__  Corporation
__	Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

(Continue on a separate piece of paper, if necessary.)

__	Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries:

(Continue on a separate piece of paper, if necessary.)

__  Other form of organization (indicate form of organization ( )).

(c)  Indicate the approximate date the undersigned entity was formed:

(d)  In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as the Purchaser of Securities of the Company.

__ (1)
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__ (3)	An insurance company as defined in Section 2(13) of the Securities Act;

__ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__ (6)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__ (7)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__ (9)
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

__(10)
 A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

__(11)
 An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

(Continue on a separate piece of paper, if necessary.)

Dated:_______________  , 2006

______________________________
Name of Purchaser

______________________________________
Signature and title of authorized officer, partner or trustee

EXHIBIT C-2

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:
3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number of the Registered Holder listed in response to Item 1 above:

EXHIBIT D

Form of Opinion of Company Counsel

EXHIBIT E

Transfer Agent Instructions

As of _________, ____

Computershare Trust Company, Inc.
350 Indiana Street, Suite 800
Golden, CO 80401
Attn: _________________

Ladies and Gentlemen:

      Reference is made to that certain Securities Purchase Agreement, dated as of _____________, 2006 (the “Agreement”), by and between HydroGen Corporation, a Nevada corporation (the “Company”), and CD Investment Partners, Ltd. (the “Holder”), pursuant to which the Company is issuing to the Holder shares (the “Shares”) of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), and a warrant (the “Warrant”), which is exercisable into shares of Common Stock.

      This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

       (i)  to issue shares of Common Stock upon transfer or resale of the Shares; and

       (ii)  to issue shares of Common Stock upon the exercise of the Warrant (the “Warrant Shares”) to or upon the order of the Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Annex I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon together with indication of receipt of the exercise price therefor.

      You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) sales of the Shares and the Warrant Shares may be made in conformity with Rule 144(k) under the Securities Act (“Rule 144”) and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in (ii) above, you shall issue the certificates representing the Shares and the Warrant Shares so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction.

      A form of written confirmation (to be used in connection with any sale) from the Company’s outside legal counsel that a registration statement covering resales of the Shares and the Warrant Shares has been declared effective by the Commission under the Securities Act is attached hereto as Annex II.

      Please be advised that the Holder is relying upon this letter as an inducement to enter into the Agreement and, accordingly, the Holder is a third party beneficiary to these instructions.

      Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

HYDROGEN CORPORATION

By: __________________________________
Name: ________________________________
Title: ________________________________

Acknowledged and Agreed:

COMPUTERSHARE TRUST COMPANY, INC.

By: __________________________________
Name: ________________________________
Title: ________________________________

Date: _________________, 2006

Annex I

Form of Exercise Notice

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  HydroGen Corporation

      The undersigned is the Holder of Warrant No.                      (the “Warrant”) issued by HydroGen Corporation, a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

      1.  The Warrant is currently exercisable to purchase a total of                      Warrant Shares.

      2.  The undersigned Holder hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant.

      3.  The holder [(i)] has paid the sum of $                     to the Company, simultaneously with this exercise notice, in accordance with the terms of the Warrant[, or (ii) hereby elects to utilize the cashless exercise option and convert _________________ percent (___%) of the value of the Warrant pursuant to the provisions of [Section 10(b)] of the Warrant].

      4.  Pursuant to this exercise, the Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

      5.  Following this exercise, the Warrant shall be exercisable to purchase a total of                      additional Warrant Shares.

Dated:_______________, _____

Name of Holder: ______________________

By:________________________________

Name: _____________________________

Title: ______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Acknowledgement

      The Company hereby acknowledges this Exercise Notice and receipt of the appropriate exercise price and hereby directs Computershare Trust Company, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________, 2006, from the Company and acknowledged and agreed to by Computershare Trust Company, Inc.

HYDROGEN CORPORATION

By: __________________________________
                       Name: ________________________________
Title: ________________________________

Annex II

Form of Notice of Effectiveness of Registration Statement

Computershare Trust Company, Inc. 350 Indiana Street, Suite 800 Golden, CO 80401 Attn: _________________

Re: HydroGen Corporation

Ladies and Gentlemen:

         We are counsel to HydroGen Corporation, a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of _____________, 2006, entered into by and between the Company and CD Investment Partners, Ltd. (the “Purchaser”) pursuant to which the Company issued to the Purchaser shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and a warrant exercisable for shares of Common Stock (the “Warrant”). Pursuant to that certain Registration Rights Agreement of even date, the Company agreed to register the resale of the Common Stock, including the shares of Common Stock issuable upon exercise of the Warrant (collectively, the “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                     , 2006, the Company filed a Registration Statement on Form SB-2 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names the Purchaser as a selling stockholder thereunder.

        In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at ____ [a.m.][p.m.] on __________, 2006, and we have no knowledge, after telephonic inquiry of a member of the staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

      This letter shall serve as our standing notice to you that the Common Stock may be freely transferred by the Purchaser pursuant to the Registration Statement so long as the Holders certify they have complied with the plan of distribution description in connection with their sales or transfer of the Common Stock set forth in the Registration Statement and with the prospectus delivery requirements of the Securities Act. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the transferees of the Purchaser as contemplated by the Company’s Transfer Agent Instructions dated __________, 2006. This letter shall serve as our standing instructions with regard to this matter.

Very truly yours,

Graubard Miller

By:_____________________________

EXHIBIT F

Instruction Sheet
(to be read in conjunction with the entire Securities Purchase Agreement and Registration Rights Agreement)

A.  Complete the following items in the Securities Purchase Agreement and/or Registration  Rights Agreement:

1.   Provide the information regarding the Purchaser requested on the signature page.  The Securities Purchase Agreement must be executed by an individual authorized  to bind the Purchaser.

2.  Exhibit C-1 - Accredited Investor Questionnaire:

     Provide the information requested by Exhibit C-1.

3.  Exhibit C-2 - Stock Certificate Questionnaire:

     Provide the information requested by the Stock Certificate Questionnaire.

4. Annex B to the Registration Rights Agreement-Selling Securityholder Notice and Questionnaire

    Provide the information requested by the Selling Securityholder Notice and Questionnaire.

5.  Return the signed Securities Purchase Agreement and Registration Rights Agreement to:

David Stadinski
Piper Jaffray & Co.
The Chrysler Building
405 Lexington Avenue, 58th Floor
New York, New York 10174
Tel: (212) 284-9572
Fax: (212) 284-9579
Email: david.w.stadinski@pjc.com

B.	Instructions regarding the transfer of funds for the purchase of Securities is set forth on Exhibit G to the Securities Purchase Agreement.

C.
Upon the resale of the Registrable Shares by the Purchaser after the Registration Statement covering the Registrable Shares is effective, as described in the Securities Purchase Agreement, the Purchaser:

1.	must confirm that a current prospectus is deemed to be delivered to such buyer in accordance with Rule 172; and

2.	must send a letter to the Company so that the Registrable Shares may be properly transferred.

EXHIBIT G

Wire Instructions

Schedule 3.1(a)

Subsidiaries

HydroGen, LLC, an Ohio Limited Liability Company.

Schedule 3.1(c)

Authorization; Enforcement

Voting Agreement between Company and Keating Reverse Merger Fund, LLC, dated July 7, 2005

Schedule 3.1(g)

Capitalization

Common stock, par value $0.001
Shares authorized	65,000,000

Issued and outstanding	7,614,904
Series B convertible preferred stock, par $0.001, authorized 10,000,000 shares, no shares issued or outstanding

Equity compensation plans approved by security holders:
Maximum stock-based awards permitted under the plan	1,100,000
Number of Stock Options Outstanding	247,735
Amount available for future grants	852,265

Equity compensation plans not approved by security holders:
Stock options granted prior to the above plan's approval	342,345

Schedule 3.1(k)

Material Changes

None.

Schedule 3.1(q)

Title to Assets

The Company owns no real property assets, and leases all of its facilities.

Schedule 3.1(x)

Registration Rights

1.
Registration rights agreement dated July 7, 2005, between Company and Security Management Company, LLC provides for registration of securities acquired by their funds in the private placement consummated of even date. The same registration rights were granted to the investors in HydroGen LLC which was consummated of even date. The rights require the Company to register the shares acquired in the investments within a certain time period which was met, and to maintain the currency and effectiveness of such registration statement. In the event the Company does not maintain that currency and effectiveness, the investors have piggyback registration rights on any subsequent registration statement of the Company.

2.
In connection with two capital raising transactions by HydroGen LLC, the Company is obliged to provide piggy back registration rights to investors who acquired $100,000 or more of securities in the transactions. The Company has registered these securities, however, the piggy back right continues with respect to future registration statements if the initial registration statement is not current or effective for some reason.